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                                                                    EXHIBIT 99.1


Carey International, Inc.   4530 Wisconsin Avenue, NW, Washington, DC 20016



                                                         CAREY
-------------                                Worldwide Chauffeured Services
Press Release
-------------

                                          Sedans, Limousines, Vans and Minibuses
                                                 480 Cities, 75 Countries

Gary L. Kessler
Vice President - Corporate Development
(202) 895-1200
gkessler@careyint.com


FOR IMMEDIATE RELEASE
---------------------

                   CAREY INTERNATIONAL TO BE ACQUIRED BY AN
             AFFILIATE OF CHARTWELL AND FORD FOR $18.25 PER SHARE


     Washington, D.C. - July 19, 2000 - Carey International, Inc. (Nasdaq:CARY), the world's largest chauffeured vehicle services company, announced today that it has entered into a definitive agreement and plan of merger with an entity affiliated with both Chartwell Investments II, LLC, a New York private-equity firm, and Ford Motor Company. The Company's Board of Directors, with a recommendation of a special committee comprised of outside directors, unanimously approved the transaction that provides for the acquisition of all outstanding shares of Carey International stock for $18.25 per share in cash.

     The transaction is structured as a joint tender offer, that will commence within approximately two weeks, followed by a merger. Consummation of the transaction is subject to certain conditions, including the tender of at least
50.1 percent of the Company's outstanding shares and the satisfaction of customary conditions. The Company expects that the transaction will be consummated by the end of August. Of the $300 million in total financing that will be required to fund the transaction, $100 million will be in equity.

     Vincent A. Wolfington, Chairman and CEO of Carey International stated, "We believe that this transaction will be very positive for Carey International and its stockholders. A cornerstone of Carey International's strategy is relationship marketing, and thus, we welcome the opportunity to solidify our longstanding strategic relationship with Ford Motor Company. We also are eager to partner with Chartwell and look forward to benefiting from their experience in developing growth companies."
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                                                       Carey International, Inc.
                                                                   July 19, 2000
                                                                          Page 2


     Todd Berman, President of Chartwell, commented, "We are excited about our new business relationship with Carey International's management team and Ford's participation as a minority shareholder. Carey International is a unique franchise - the undisputed leader in chauffeured vehicle services worldwide. The growth of the travel industry, coupled with the company's outstanding reputation for service and its premier reservation system, should enable Carey International to sustain its record of double-digit earnings growth. Chartwell is very enthusiastic about this opportunity."

     Carey International is the world's largest chauffeured vehicle services company. The company provides chauffeured sedan, limousine, van, and minibus service through a worldwide network of owned and operated companies, licensees, and affiliates serving 480 cities in 75 countries.

This press release is intended for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any shares of Carey International common stock. The solicitation of offers to sell Carey International's common stock will only be made pursuant to the offer to purchase and related materials that will be sent out to Carey International's stockholders shortly. Stockholders should read those materials carefully because they will contain important information, including the various terms and conditions of the offer. The tender offer documents (including the offer to purchase, the related letter of transmittal and all other offer documents to be filed with the Securities and Exchange Commission) will also be available for free at the Commission's Web site at www.sec.gov.

The information set forth above contains forward-looking statements, which involve risks and uncertainties. The Company's actual results could differ materially from the results anticipated in these forward-looking statements. Readers should refer to discussion under "Risk Factors" contained in the Company's Registration Statement on Form S-1 (No. 333-59599) filed with the Securities and Exchange Commission, which is incorporated herein by reference, concerning certain factors which could cause the Company's actual results to differ materially from the results anticipated in the forward-looking statements contained herein.

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